UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant   ☒            Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional materials

☐
Soliciting Material Pursuant to § 240.14a-12

SUPERCONDUCTOR TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 14, 2019
To Our Stockholders:
A Special Meeting of Stockholders (our or the “Special Meeting”) of Superconductor Technologies Inc. (the “Company”) will be held on Thursday, November 14, 2019, at 9:00 a.m., local time, at our offices located at 9101 Wall Street, Suite 1300, Austin, Texas 78754, for the following purposes, as more fully described in the accompanying Proxy Statement:
1.
To approve amendment of our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by our board of directors within a specified range, with a reduction in the number of authorized shares of our common stock by a corresponding ratio; and

2.
To approve any adjournments of our Special Meeting to another time or place, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposal.

Only stockholders of record at the close of business on September 25, 2019 are entitled to notice of and to vote at our Special Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Special Meeting for a period of ten days prior to the Special Meeting.
Notwithstanding approval of the reverse stock split proposal by our stockholders, the board of directors reserves its right to elect not to proceed with implementing the reverse stock split proposal at any time prior to the date on which the amendment to our Restated Certificate of Incorporation, as amended, becomes effective pursuant the General Corporation Law of the State of Delaware, if it determines, in its sole discretion, that the reverse stock split proposal is no longer in the best interests of the Company or its stockholders.
All stockholders are urged to attend our Special Meeting in person or vote by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR SPECIAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Special Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.
Please read the attached proxy statement, as it contains important information you need to know to vote at the Special Meeting.
By Order of the Board of Directors,
/s/ JEFFREY A. QUIRAM

Jeffrey A. Quiram
President and Chief Executive Officer
Austin, Texas
October 15, 2019
Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be held on November 14, 2019
Our Proxy Statement and proxy card are available on the Internet at http://www.proxyvote.com and at the “SEC Filings” section under the “Investors” tab on our corporate website at http://www.suptech.com.

9101 Wall Street, Suite 1300
Austin, Texas 78754
(512) 334-8900
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 14, 2019
INTRODUCTION
This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the board of directors of Superconductor Technologies Inc. (our “Board” or “board of directors”) for use in connection with our Special Meeting of Stockholders to be held on Thursday, November 14, 2019 beginning at 9:00 a.m., local time, at our offices located at 9101 Wall Street, Suite 1300, Austin, Texas 78754, and at any and all adjournments or postponements thereof  (our “Special Meeting”). At our Special Meeting, stockholders will be asked to consider and vote upon the following proposals:
1.
To approve amendment of our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by our board of directors within a specified range, with a reduction in the number of authorized shares of our common stock by a corresponding ratio; and

2.
To approve any adjournments of our Special Meeting to another time or place, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposal.

This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about October 15, 2019.
INFORMATION CONCERNING SOLICITATION AND VOTING
Record Date
Only holders of record of our common stock at the close of business on September 25, 2019 (the “Record Date”) are entitled to notice of our Special Meeting and to vote at our Special Meeting. As of the Record Date, we had 5,502,609 shares of our common stock issued and outstanding.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary, at or before the taking of the vote at our Special Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending our Special Meeting and voting in person. If not revoked, the proxy will be voted at the Special Meeting in accordance with the stockholder’s instructions indicated on the proxy card.
Voting and Solicitation
Each share of our common stock is entitled to one vote on all matters presented at our Special Meeting.
Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies will be voted: (i) FOR amendment of our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by our Board within a specified range and (ii) FOR any adjournment of our Special Meeting to solicit additional proxies in favor of the foregoing proposal, if necessary. No other business is expected to come before our Special Meeting.

If you will not be able to attend our Special Meeting to vote in person, please vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number located on your proxy card. Please do not return the enclosed paper ballot if you are voting by Internet or telephone.
Proxies may be solicited on behalf of the Board by the Company’s directors, officers, agents and employees by mail, e-mail, facsimile, telephone, Internet or in person without additional compensation other than reimbursement for reasonable charges and expenses in doing so. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so. All expenses incurred in connection with this solicitation will be borne by us. We request that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of our common stock.
Quorum; Abstentions; Broker Non-Votes
Quorum.   The required quorum for the transaction of business at our Special Meeting is generally the holders of a majority of the stock issued and outstanding on the Record Date and entitled to vote at our Special Meeting, present in person or by proxy. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at our Special Meeting with respect to such matter. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the number of votes cast with respect to a proposal.
Under Delaware law and our Amended and Restated Bylaws, as amended (our “Bylaws”), any meeting of stockholders, whether or not a quorum is present or has been established, may be adjourned by the affirmative vote of the stockholders represented at the meeting, in person or by proxy. Under Proposal 2, we may determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by us at the meeting.
Voting Requirements to Approve Proposals.   The approval of Proposal 1, the reverse stock split proposal, requires the affirmative vote of a majority of the shares of common stock outstanding on the Record Date. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal 1. The approval of Proposal 2, adjournment of our Special Meeting, requires the affirmative vote of a majority of the votes properly cast at our Special Meeting. As a result, abstentions and broker non-votes will have no effect on the result of Proposal 2.
Shares held in “Street Name.”   If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.
Broker Discretionary Voting.   If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions to your broker, we expect that your broker will have the discretion to vote your shares for each proposal under the rules that govern broker voting based on Proposal 1 and Proposal 2 each qualifying as a “routine matter” under such applicable rules.
Broker Non-votes.   A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares. Brokers will have discretionary voting power to vote on both proposals so we do not anticipate any broker non-votes. Because adoption and approval of the reverse stock split proposal requires a majority of the outstanding shares, a broker non-vote will have the same effect as a vote “Against” the reverse stock split proposal. Because approval of the adjournment proposal requires an affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting, a broker non-vote will have no effect on the outcome of the vote with regards to the adjournment proposal.

PROPOSAL 1
AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION,
AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK
Introduction
Our Board has unanimously approved and recommended to our stockholders an amendment to our Restated Certificate of Incorporation, as amended (“Restated Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) by a ratio of not less than one-for-two (1:2) and not greater than one-for-ten (1:10), with the exact ratio to be set as a whole number within this range determined by our Board, with a reduction in the number of authorized shares of our common stock by a corresponding ratio (the “Authorized Share Reduction”). If this Proposal 1 is approved, our Board may (but is not required to) effect the Reverse Stock Split and the Authorized Share Reduction as soon as the business day immediately following the Special Meeting and within one year of the date of the Special Meeting without further stockholder approval. Even if this Proposal 1 is approved, our Board may decide not to effect the Reverse Stock Split and the Authorized Share Reduction if it determines that the Reverse Stock Split and the Authorized Share Reduction is not an effective course of action to achieve corporate objectives. The Board will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa.
The Reverse Stock Split and the Authorized Share Reduction will have no effect on the par value of our common stock but will have the effect of reducing the number of authorized shares of common stock and the number of outstanding shares of common stock by the chosen ratio. All holders of our common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Reduction. The Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split. The proposed form of amendment to our Restated Certificate of Incorporation to implement the Reverse Stock Split is attached to this proxy statement as Annex A (the “Certificate of Amendment”).
Reasons for the Reverse Stock Split
Our common stock is listed on the NASDAQ Capital Market (“Nasdaq”) which has a continued listing requirement of  $1.00 per share. The common stock is currently trading below $1.00 per share. We have been provided a 180-day grace period by Nasdaq to regain compliance and can do so if the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days before January 6, 2020. The Reverse Stock Split is one method for achieving this goal.
We value our listing on Nasdaq, as we believe it helps support and maintain stock liquidity and Company recognition for our stockholders, and currently intend to implement the Reverse Stock Split in order to assist in maintaining such listing. In addition, we also believe that the low market price of our common stock impairs its acceptability to important segments of the financial community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of those shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices, typically $1.00 to $5.00.
In order to provide maximum flexibility, we are submitting this proposal with a range of exchange ratios of not less than one-for-two (1:2) and not greater than one-for-ten (1:10). The need for the broad range is due to the volatility of the stock price which ranged from a high of  $2.58 to a low of  $0.48 during the twelve months prior to September 25, 2019.

We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split and the Authorized Share Reduction in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split (including selecting the exchange ratio) and the Authorized Share Reduction, our Board will consider factors such as:
•
The status of the common stock listing on Nasdaq and the listing standards of other stock exchanges;

•
The historical trading price and trading volume of our common stock;

•
The then prevailing trading price and trading volume for our common stock;

•
The anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock; and

•
Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split and the Authorized Share Reduction, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split and the Authorized Share Reduction or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split and the Authorized Share Reduction. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and the Authorized Share Reduction.
Our Board will have sole discretion as to the exact timing and precise exchange ratio of the Reverse Stock Split and the Authorized Share Reduction within the range of ratios specified in this Proposal 1 for one year following the date of our Special Meeting. Our Board may also determine that the Reverse Stock Split and the Authorized Share Reduction is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split and the Authorized Share Reduction, at any time before, during or after the meeting and prior to its effectiveness, without further action by the stockholders.
Effect of the Reverse Split and the Authorized Share Reduction on Our Common Stock
Depending on the ratio for the Reverse Stock Split and the Authorized Share Reduction determined by our Board, a minimum of two and a maximum of 10 shares of existing common stock will be combined into one new share of common stock. The table below shows, as of September 25, 2019, the approximate number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on the 5,502,609 shares of common stock issued and outstanding as of such date:
Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split and the Authorized Share Reduction	Number of Shares of Common Stock Reserved for Future Issuance Following the Reverse Stock Split and the Authorized Share Reduction	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved Following the Reverse Stock Split and the Authorized Share Reduction
1-for-2	2,751,305	2,028,143	120,220,553
1-for-3	1,834,203	1,352,095	80,147,035
1-for-4	1,375,652	1,014,072	60,110,276
1-for-5	1,100,522	811,257	48,088,221
1-for-6	917,102	676,048	40,073,517

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split and the Authorized Share Reduction	Number of Shares of Common Stock Reserved for Future Issuance Following the Reverse Stock Split and the Authorized Share Reduction	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved Following the Reverse Stock Split and the Authorized Share Reduction
1-for-7	786,087	579,469	34,348,730
1-for-8	687,826	507,036	30,055,138
1-for-9	611,401	450,698	26,715,679
1-for-10	550,261	405,629	24,044,110
The actual number of shares issued after giving effect to the Reverse Stock Split and the Authorized Share Reduction, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined within the approved range by our Board and on the actual number of outstanding shares of common stock at the time we implement the Reverse Stock Split and the Authorized Share Reduction. The number of outstanding shares may change from the numbers used as a basis to generate the table above because we may issue additional common stock for various reasons, including as a result of a private or public offering. On October 10, 2019 we closed a public offering (the “October Offering”) of 7,934,000 shares of our common stock and pre-funded warrants to acquire an additional 3,900,000 shares of our common stock for a total of 11,834,000 shares of common stock (or common stock equivalents). Each share of common stock or common stock equivalent was issued with a warrant to purchase one additional share of our common stock at the public offering price of the common stock. The table above showing the effect of a reverse split at various ratios presents such information based on our authorized number of shares of common stock outstanding as of the Record Date and does not reflect in such examples the number of shares issued in the October Offering. If we implement the Reverse Stock Split, such implementation would be with respect to all shares of our common stock then outstanding. No securities are being offered by this proxy statement.
The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that, as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). For example, a holder of 3% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 3% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split.
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Nonetheless, our Board believes that these potential effects are outweighed by the benefits of the Reverse Stock Split.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction”: within the meaning of Rule 13e-3 of the Exchange Act.
Procedure for Implementing the Reverse Stock Split and the Authorized Share Reduction
The Reverse Stock Split and the Authorized Share Reduction, if approved by our stockholders, would become effective following the filing of the Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as of the time or filing or such other time set forth in the Certificate of Amendment (the “Effective Time”). The Effective Time of the Reverse Stock Split and the Authorized Share Reduction will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split and the Authorized Share Reduction if, at any time prior to filing the amendment to our Restated Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split and the Authorized Share Reduction. If a certificate of amendment effecting the Reverse Stock Split and the Authorized Share Reduction has not been filed with the Secretary of State of the State of Delaware by the close of business on the first anniversary of the Special Meeting, our Board will abandon the Reverse Stock Split and the Authorized Share Reduction.
After the Effective Time, our common stock will continue to be listed on Nasdaq under the symbol “SCON” but will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.
Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)
Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.
Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.
Exchange of Stock Certificates and Elimination of Fractional Share Interests
As soon as practicable after filing the Certificate of Amendment to our Restated Certificate of Incorporation effecting a Reverse Stock Split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.
Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.
No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares
We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we intend to pay cash as follows:
•
If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.

•
If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

•
The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•
The average closing price of our common stock as reported by Nasdaq for the five trading days immediately preceding the date of the Reverse Stock Split, or if our common stock is not at such time traded on Nasdaq, then as reported on the primary trading market for our common stock;

•
The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the Reverse Stock Split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.
Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, Preferred Stock and other Convertible or Exchangeable Securities
Based upon the reverse stock split ratio determined by our Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would include proportionate adjustments to the applicable common stock conversion price of the outstanding shares of our Series A Convertible Preferred Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, preferred stock and other convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.
Accounting Matters
This proposed amendment to our Restated Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.
Certain Federal Income Tax Consequences
The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if  (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.
This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.
This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.
PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.
The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.
A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.
No gain or loss will be recognized by us as a result of the Reverse Stock Split.
No Appraisal Rights
Stockholders have no rights under Delaware law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split and the Authorized Share Reduction that is not shared by all of our other stockholders.
Vote Required
This Proposal 1 requires the affirmative vote of a majority of the outstanding shares of our common stock. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the same effect as a vote “against” this Proposal 1. The proxy holders will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted “FOR” the approval of this Proposal 1.
Board Recommendation
Our Board Recommends a Vote “FOR” Amendment of our Restated Certificate of Incorporation,
as Amended, to Effect a Reverse Stock Split as Described in this Proposal 1.

PROPOSAL 2
ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES
Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of approval of the proposed amendment to our Restated Certificate of Incorporation to effectuate the Reverse Stock Split and the Authorized Share Reduction as described in Proposal 1.
Under Delaware law, the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting is required to approve the adjournment proposal. Under our Bylaws, no new notice need be given of the date, time or place of the adjourned meeting if such date, time or place is announced at the meeting before adjournment, unless the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting. If we determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by us at the meeting, such adjournment will be submitted for a stockholder vote under this Proposal 2.
Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes will not be counted towards, and will have no effect on, the vote total for this Proposal 2. Proxies solicited by the Board will be voted in favor of the adjournment unless a stockholder has indicated otherwise in their proxy.
Board Recommendation
Our Board Recommends a Vote “FOR” the Adjournment of the Special Meeting, if necessary, to Solicit Additional Proxies if there are Insufficient Votes to Approve Proposal 1.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of September 25, 2019 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, (i) the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable, and (ii) the address of each person is c/o Superconductor Technologies Inc., 9101 Wall Street, Suite 1300, Austin, Texas 78754.
Name	Number of Shares(1)	Percentage Ownership
Intracoastal Capital, LLC 245 Palm Trail Delray, Beach, FL 33483	562,982(2)	9.61
Sabby Management, LLC 10 Mountainview Rd Suite 2015 Upper Saddle River, NJ 07458	275,531(3)	4.99
Jeffrey A. Quiram	20,017	*
William J. Buchanan	10,916	*
Robert L. Johnson	11,304	*
Adam L. Shelton	11,309	*
Kenneth E. Pfeiffer	11,114	*
Lynn J. Davis	3,111	*
David W. Vellequette	1,250	*
Julia S. Johnson	1,250	*
All executive officers and directors as a group (8 persons)	70,271	1.3

*
Less than 1%.

(1)
Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of September 25, 2019 as follows: Mr. Quiram, 18,297 shares; Mr. Buchanan 10,118 shares; Mr. Johnson 10,325 shares; Mr. Shelton, 10,325 shares; Mr. Pfeiffer, 10,276 shares; Mr. Davis, 2,933 shares; Mr. Vellequette and Ms. Johnson, 1,250 shares each; and all executive officers and directors as a group, 63,523 shares.

(2)
Based solely on information reported in a Schedule 13G/A filed with the SEC on February 8, 2019 and reflecting the Company’s issuance of additional shares in a public offering in May 2019 which increased the total number of the Company’s shares outstanding and therefore increased the numerical beneficial ownership limitation applicable to this holder as detailed below. Intracoastal Capital LLC and Mitchell P. Kopin are the beneficial owners of and have shared voting authority with respect to these shares. Includes, as of the date of such Schedule 13G/A, 205,839 shares of our common stock and an additional 357,143 shares of common stock which such holder may be deemed to beneficially own under unexercised warrants. Excludes additional shares of common stock under unexercised warrants in excess of a beneficial ownership limitation on exercise. Such warrants include a beneficial ownership limitation of 4.99% to 9.99% (which limitation can be increased, but not to exceed 9.99%, upon 60 days prior notice) which limits exercises under such warrant to the extent the holder, together with their affiliates, would be deemed to have beneficial ownership of shares in excess of such limit.

(3)
Based on information known to the Company and reflecting the Company’s issuance of additional shares in a public offering May 2019 which increased the total number of the Company’s shares outstanding and therefore increased the numerical beneficial ownership limitation applicable to this holder as detailed below. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. Consists of 256,470 shares of our common stock. Excludes additional shares of common stock under unexercised warrants in excess of a beneficial ownership limitation on exercise. Such warrants include a beneficial ownership limitation of 4.99% (which limitation can be increased, not to exceed 9.99%, upon 60 days prior notice) limiting exercises under such warrant to the extent the holder, together with their affiliates, would be deemed to have beneficial ownership of shares in excess of such limit.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR
2020 ANNUAL MEETING OF STOCKHOLDERS
Pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”), proposals by eligible stockholders that are intended to be presented at our 2020 Annual Meeting of Stockholders must be received by our Corporate Secretary at Superconductor Technologies Inc., 9101 Wall Street, Suite 1300, Austin, Texas 78754 not later than January 3, 2020 in order to be considered for inclusion in our proxy materials.
Stockholders intending to present a proposal at our 2020 Annual Meeting of Stockholders must comply with the requirements and provide the information set forth in our Bylaws. Under our Bylaws, a stockholder’s proposal must be timely received, which means that a proposal must be delivered to or mailed to our Secretary not less than 90 days prior to the meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, then notice by a stockholder, to be timely received, must be received by our Secretary not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
FORM 10-K
The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with the SEC on March 29, 2019. Shareholders may obtain a copy of our latest Form 10-K, including financial statements and schedules thereto, and other filings we make with the SEC, without charge, on our Internet website at the “SEC Filings” section under the “Investors” tab on our corporate website at http://www.suptech.com, or by writing or telephoning us at:
Superconductor Technologies Inc.
9101 Wall Street, Suite 1300
Austin, TX 78754
Attention: Corporate Secretary
(512) 334-8900
OTHER MATTERS
We know of no other matters to be submitted at our Special Meeting.
By Order of the Board of Directors,
/s/ JEFFREY A. QUIRAM

Jeffrey A. Quiram
President and Chief Executive Officer
Austin, Texas
October 15, 2019

ANNEX A
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SUPERCONDUCTOR TECHNOLOGIES INC.
Superconductor Technologies Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:
1.
That Article IV. of the Restated Certificate of Incorporation of the Company is hereby amended to add Section 4 as follows:

“Section 4. Effective as of  [•], 20[•], each [•] shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of this corporation (the “Reverse Stock Split”), with a reduction in the number of authorized shares of our common stock by a corresponding ratio. No scrip or fractional shares will be issued by reason of the Reverse Stock Split. In lieu thereof, cash shall be distributed to each stockholder of the Company who would otherwise have been entitled to receipt of a fractional share and the amount of cash to be distributed shall be based upon the average closing price of a share of Common Stock on The NASDAQ Capital Market for the five trading days immediately preceding the effective date of the Amendment.”
2.
That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the Board of Directors of the Company and by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon at a meeting held on November [•], 2019.

3.
The effective time of the amendment herein certified shall be [•] on [•], 20[•].

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed by its authorized officer this day of  [•], 201[•].
Superconductor Technologies Inc.
By:

[name, title]
A-1

DETACH HERE
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SUPERCONDUCTOR TECHNOLOGIES INC.
SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 14, 2019
The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated October 15, 2019, and hereby appoints each of Jeffrey A. Quiram and William J. Buchanan, or any of them, as proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Superconductor Technologies Inc. to be held on Thursday, November 14, 2019 at 9:00 a.m., local time, at the offices of Superconductor Technologies Inc., located at 9101 Wall Street, Suite 1300, Austin, Texas 78754 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
☒
Please mark votes as in this example

1. PROPOSAL TO APPROVE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE COMPANY TO EFFECT A REVERSE STOCK SPLIT AND THE AUTHORIZED SHARE REDUCTION OF OUR COMMON STOCK.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. PROPOSAL TO APPROVE ANY ADJOURNMENTS OF OUR SPECIAL MEETING TO ANOTHER TIME OR PLACE, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSAL 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign.)
Signature:
Date:
Signature:
Date:
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE COMPANY TO EFFECT THE REVERSE STOCK SPLIT AND THE AUTHORIZED SHARE REDUCTION OF OUR COMMON STOCK AND FOR ANY ADJOURNMENT OF OUR SPECIAL MEETING, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSAL.